SUBSIDIARIES OF SYSTEMAX INC.

Exhibit 21

Domestic Subsidiaries

Global Computer Supplies Inc. (a New York corporation)

Global Equipment Company Inc. (a New York corporation)

TigerDirect Inc. (a Florida corporation)

Nexel Industries Inc. (a New York corporation)

Systemax Manufacturing Inc. (a Delaware corporation)

Profit Center Software Inc. (a New York corporation)

Global Government & Education Inc. (a Delaware corporation)

Papier Catalogues Inc. (a New York corporation)

Misco America Inc. (a Delaware corporation)

SYX Services Inc. (a Delaware corporation)

SYX Distribution Inc. (a Delaware corporation)

Streak Products Inc. (a Delaware corporation)

Misco Germany Inc. (a New York corporation)

CompUSA Retail Inc. (a Delaware corporation)

CompUSA.com Inc. (a Florida corporation)

New CompUSA Corp. (a Delaware corporation)

CircuitCity.com Inc. (a Delaware corporation)

Systemax Puerto Rico Inc. (a Puerto Rican corporation)

Worldwide Rebates Inc. (a Florida corporation)

Tek Serv Inc. (a Delaware corporation)

Target Advertising Inc. (a Delaware corporation)

Software Licensing Center Inc. (a Florida corporation)

SYX North American Tech Holdings LLC (a Delaware limited liability company)

Rebate Holdings LLC (a Delaware limited liability company)

Global Industrial Holdings LLC (a Delaware limited liability company)

SYX S.A. Holdings Inc. (a Delaware corporation)

SYX S.A. Holdings II Inc. (a Delaware corporation)

Foreign Subsidiaries

Misco UK Limited (a U.K. corporation)

TigerDirect.ca Inc. (a Canadian corporation)

Global Industrial Canada Inc. (a Canadian corporation)

Misco Italy Computer Supplies S.P.A. (an Italian corporation)

Wstore Europe SA (a French corporation)

Inmac Wstore SAS (a French corporation)

I-Com Software Eurl (a French corporation)

Misco Nederland BV (a Dutch corporation)

Misco AB (a Swedish corporation)

Misco Iberia Computer Supplies S.A. (a Spanish corporation)

Misco Ireland Ltd (an Irish corporation)

Systemax Europe Sarl (a Luxembourg corporation)

SYX Services Private Limited (an Indian corporation)